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                              --------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              KENNEDY-WILSON, INC.

                              --------------------

      KENNEDY-WILSON, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That pursuant to a written consent dated February 19, 1999, the Board of Directors of the Corporation unanimously adopted resolutions declaring it advisable that the Certificate of Incorporation of the Corporation be amended and calling a special meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that an amendment to Section 1 of Article V of the Certificate of Incorporation is hereby approved so that said Section 1 will be amended in its entirety to read as follows:

            "SECTION 1. Number of Authorized Shares. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock;" the total number of shares of all classes of stock that the Corporation shall have authority to issue is Fifty-Five Million (55,000,000) shares consisting of Fifty Million (50,000,000) shares of Common Stock, par value $.01 per share, and Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share."

      SECOND: That thereafter, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of said amendment.

      THIRD: That said amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

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            IN WITNESS WHEREOF, KENNEDY-WILSON, INC. has caused this Certificate of Amendment to be executed and attested to by its undersigned officers this 15th day of April, 1999.

                                       KENNEDY-WILSON, INC.

                                       By: /s/ William J. McMorrow
                                           -----------------------------------
                                           Name:  William J. McMorrow
                                           Title: Chairman and Chief Executive
                                                  Officer

ATTEST:

By: /s/ Freeman Lyle
    ----------------------
    Name:  Freeman A. Lyle
    Title: Secretary


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